UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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UNUSUAL MACHINES, INC.

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Unusual Machines, Inc.

Supplement to Proxy Statement

For the 2024 Annual Meeting of Stockholders

To Be Held on December 2, 2024

This Supplement amends and supplements the definitive Proxy Statement on Schedule 14A filed by Unusual Machines, Inc. (the “Company”) with the Securities and Exchange Commission on October 15, 2024, in connection with the Company’s 2024 Annual Meeting of Stockholders to be held on December 2, 2024, at 11:00 a.m., Eastern Time (the “Annual Meeting”).

This Supplement is being provided solely to provide an excerpt of the script from the Company’s Third Quarter 2024 earnings conference call that occurred on November 14, 2024 (the “Conference Call”). The excerpt below contains statements about the Annual Meeting and the proposals to be voted on at the Annual Meeting that Allan Evans, the Company’s Chairman of the Board of Directors and Chief Executive Officer, made during the Conference Call.

Allan Evans, Chairman and Chief Executive Officer

There are a few items I want to clarify before we dive into the exciting stuff. All of this debt conversion and the PIPE have created some changes to our capitalization table. In order to simplify things, I want to explain how we see it. We have common stock and preferred stock that just converts to common stock with no other gimmicks aside from a percentage blocker. Our total common stock if the preferred is converted would be about 12.6 million shares. We also have cash only warrants and stock reserved for the conversion of debt. Almost all of this is at $1.99 and represents value the company would receive. If all the warrants are exercised and the debt is converted, the company would realize about $7 million in additional value – basically cash – and this represents about another 3.5 million shares. This conversion is something we intentionally structured to broadcast our next financing so that nobody needs to be surprised when doing their calculations.

As part of finalizing everything, we have a shareholder meeting on December 2nd. It is important that you vote – especially because we don’t have shareholder concentration. As I just mentioned we expect to use the warrants as our next financing and that is why we suggest you vote yes on the shares issuance above 19.9%. It is not approval for anything other than those warrant shares being able to be issued and the notes being converted – so if you say yes – we can get the money sooner and further simplify our cap table. Please read your proxy statement and vote right after this call if you can.

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